Exhibit 7.1

Joint Filing Agreement
     This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Shares, $0.001 par value, of Calpine Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.
     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.
     This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: February 11, 2008

Farrington Capital, LP By: Farrington Management, LLC Its: General Partner
By:	/s/ Mikhail Segal
	Name:	Mikhail Segal
	Title:	Vice President

LSP Cal Holdings I, LLC
By:	/s/ James Bartlett
	Name:	James Bartlett
	Title:	President

LSP Cal Holdings II, LLC
By:	/s/ James Bartlett
	Name:	James Bartlett
	Title:	President

LS Power Partners, L.P.
By:	/s/ James Bartlett
	Name:	James Bartlett
	Title:	President

LS Power Partners II, L.P.
By:	/s/ James Bartlett
	Name:	James Bartlett
	Title:	President

Exhibit 7.1

Luminus Management, LLC
By:	/s/ Paul Segal
	Name:	Paul Segal
	Title:	President

Luminus Asset Partners, L.P. By: Luminus Management, LLC Its: Investment Manager
By:	/s/ Paul Segal
	Name:	Paul Segal
	Title:	President

Luminus Energy Partners Master Fund, Ltd. By: Luminus Management, LLC Its: Investment Manager
By:	/s/ Paul Segal
	Name:	Paul Segal
	Title:	President